                                                                   EXHIBIT 10.32





                                U.S $95,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of October 21, 1996

                                     among


                              NORRELL CORPORATION,

                                as the Company,



                                      and


                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                as the Lenders,


                                      and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                          as the Agent for the Lenders

                                      and

                             SUNTRUST BANK, ATLANTA

                        as the Co-Agent for the Lenders

                               TABLE OF CONTENTS

SECTION                                                                                                              Page
-------                                                                                                              ----
                                                        ARTICLE I

                                             DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1.     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.2.     Use of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 1.3.     Cross-References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 1.4.     Accounting and Financial Determinations . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE II

                                       COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1.     Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.1.1.   Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.1.2.   Commitment to Issue Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.1.3.   Lenders Not Permitted or Required To Make
                          Committed Loans or Issue or Participate
                          in Letters of Credit Under Certain
                          Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.2.     Reduction of Commitment Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.3.     Committed Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.4.     Continuation and Conversion Elections . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.5.     Bid Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.6      Procedure for Bid Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.7.     Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.8.     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.9.     Extension of Commitment Termination
                          Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                       ARTICLE III

                                        REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1.     Repayments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.2.     Interest Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 3.2.1.   Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 3.2.2.   Post-Maturity Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 3.2.3.   Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.3.     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.3.1.   Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.3.2.   Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 3.3.3.   Letter of Credit Face Amount Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 3.3.4.   Other Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                  (a)      Administrative Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                  (b)      Drawing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 3.3.5.   Amendment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


SECTION                                                                                           Page
-------                                                                                           ----
                                                        ARTICLE IV

                                                    LETTERS OF CREDIT

         SECTION 4.1.     Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         SECTION 4.2.     Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         SECTION 4.3.     Reimbursement of Drawings under Letters of Credit . . . . . . . . . . . 37
         SECTION 4.4.     General Provisions as to Letters of Credit  . . . . . . . . . . . . . . 37
                          (a)      Limitation on Issuer's Duty to Issue . . . . . . . . . . . . . 37
                          (b)      Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 37
                          (c)      Participations by Lenders  . . . . . . . . . . . . . . . . . . 37
                          (d)      Funding of Letter of Credit Drawings . . . . . . . . . . . . . 37
                          (e)      Company's Obligations Absolute . . . . . . . . . . . . . . . . 38
                          (f)      Lender Obligations Absolute  . . . . . . . . . . . . . . . . . 39
                          (g)      Reimbursement Default by Lenders . . . . . . . . . . . . . . . 39
                          (h)      Limitation of Liability With Respect To Letters of
                                   Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         SECTION 4.5.     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         SECTION 4.6.     Payments on Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . 41

                                                        ARTICLE V

                                       CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

         SECTION 5.1.     Eurodollar Rate Lending Unlawful  . . . . . . . . . . . . . . . . . . . 41
         SECTION 5.2.     Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 5.3.     Increased Eurodollar Rate Loan Costs, etc.  . . . . . . . . . . . . . . 42
         SECTION 5.4.     Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 5.5.     Increased Capital Costs . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 5.6.     Payments, Computations, etc.  . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 5.7.     Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 5.8.     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 5.9.     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 5.10.    Replacement Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . 46

                                                        ARTICLE VI

                                                   CONDITIONS PRECEDENT

         SECTION 6.1.     Conditions to Effectiveness . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 6.1.1.   Resolutions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 6.1.2.   Delivery of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 6.1.3.   Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION                                                                                          Page
-------                                                                                          ----
         SECTION 6.1.4.   Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 6.2.     All Credit Extensions . . . . . . . . . . . . . . . . . . . . . . . . . 47
         SECTION 6.2.1.   Compliance with Warranties, No Default, etc.. . . . . . . . . . . . . . 47
         SECTION 6.2.2.   Credit Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 6.2.3.   Satisfactory Legal Form . . . . . . . . . . . . . . . . . . . . . . . . 48

                                                       ARTICLE VII

                                              REPRESENTATIONS AND WARRANTIES

         SECTION 7.1.     Organization, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 7.2.     Due Authorization, Non-Contravention, etc.  . . . . . . . . . . . . . . 49
         SECTION 7.3.     Government Approval, Regulation, etc. . . . . . . . . . . . . . . . . . 49
         SECTION 7.4.     Validity, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 7.5.     Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 7.6.     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 7.7.     Litigation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 7.8.     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 7.9.     Ownership of Properties . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 7.10.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 7.11.    Pension and Welfare Plans . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 7.12.    Environmental Warranties  . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 7.13.    Regulations G, U and X  . . . . . . . . . . . . . . . . . . . . . . . . 52
         SECTION 7.14.    Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . 52

                                                       ARTICLE VIII

                                                        COVENANTS

         SECTION 8.1.     Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . 52
         SECTION 8.1.1.   Financial Information, Reports, Notices, etc. . . . . . . . . . . . . . 52
         SECTION 8.1.2.   Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 8.1.3.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         SECTION 8.1.4.   Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         SECTION 8.1.5.   Environmental Covenant  . . . . . . . . . . . . . . . . . . . . . . . . 55
         SECTION 8.1.6    Additional Documentation  . . . . . . . . . . . . . . . . . . . . . . . 55
                          (a)      Resolutions, etc., of Tascor Incorporated  . . . . . . . . . . 56
                          (b)      Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . 56
         SECTION 8.2.     Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         SECTION 8.2.1.   Business Activities . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         SECTION 8.2.2.   Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         SECTION 8.2.3.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         SECTION 8.2.4.   Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                          (a)      Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . 59
                          (b)      Funded Debt Ratio  . . . . . . . . . . . . . . . . . . . . . . 60


SECTION                                                                                          Page
-------                                                                                          ----
                          (c)      Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . 60
                          (d)      Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . 60
                          (e)      Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 8.2.5.   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 8.2.6.   Restricted Payments, etc. . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 8.2.7.   Consolidation, Merger, etc. . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 8.2.8.   Asset Dispositions, etc.  . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 8.2.9.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . 67

                                                        ARTICLE IX

                                                    EVENTS OF DEFAULT

         SECTION 9.1.     Listing of Events of Default  . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 9.1.1.   Non-Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 9.1.2.   Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 9.1.3.   Non-Performance of Certain Covenants and Obligations  . . . . . . . . . 67
         SECTION 9.1.4.   Non-Performance of Other Covenants and Obligations  . . . . . . . . . . 68
         SECTION 9.1.5.   Default on Other Indebtedness . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 9.1.6.   Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 9.1.7.   Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 9.1.8.   Control of the Company  . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 9.1.9.   Bankruptcy, Insolvency, etc.  . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 9.1.10.  Impairment of Security, etc.  . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 9.2.     Action if Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 9.3.     Action if Other Event of Default  . . . . . . . . . . . . . . . . . . . 70

                                                        ARTICLE X

                                                        THE AGENT

         SECTION 10.1.    Appointment and Authorization . . . . . . . . . . . . . . . . . . . . . 70
         SECTION 10.2.    Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 10.3.    Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 10.4.    Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 10.5.    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 10.6.    Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 10.7.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 10.8.    Agent in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 10.9.    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
         SECTION 10.10.   Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
         SECTION 10.11.   Co-Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76


SECTION                                                                                          Page
-------                                                                                          ----
                                                        ARTICLE XI

                                                 MISCELLANEOUS PROVISIONS

         SECTION 11.1.    Waivers, Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . 76
         SECTION 11.2.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
         SECTION 11.3.    Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . 78
         SECTION 11.4.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
         SECTION 11.5.    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
         SECTION 11.6.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
         SECTION 11.7.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
         SECTION 11.8.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . 80
         SECTION 11.9.    Governing Law; Entire Agreement . . . . . . . . . . . . . . . . . . . . 80
         SECTION 11.10.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . 80
         SECTION 11.11.   Sale and Transfer of Loans and Notes;
                          Participations in Loans and Notes . . . . . . . . . . . . . . . . . . . 80
         SECTION 11.11.1. Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
         SECTION 11.11.2. Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 11.12.   Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . 83
         SECTION 11.13.   Forum Selection and Consent to
                          Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83




Schedules:

SCHEDULE I                Disclosure Schedule
SCHEDULE II               Lenders' Addresses; Domestic Offices;
                          Eurodollar Offices

Exhibits:


EXHIBIT A-1               Form of Committed Loan Note
EXHIBIT A-2               Form of Bid Loan Note
EXHIBIT B                 Form of Borrowing Request
EXHIBIT C                 Form of Continuation/Conversion Notice
EXHIBIT D                 Form of Guaranty
EXHIBIT E                 Form of Joinder Agreement
EXHIBIT F                 Form of Lender Assignment Agreement
EXHIBIT G                 Form of Competitive Bid Request
EXHIBIT H                 Form of Competitive Bid Offer
EXHIBIT I                 Form of Opinion of Counsel to the Company
EXHIBIT J                 Form of Compliance Certificate
EXHIBIT K                 Form of Borrowing Base Certificate


                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 21, 1996, among NORRELL CORPORATION, a Georgia corporation (the "Company"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (the "Agent") for the Lenders, and SUNTRUST BANK, ATLANTA (formerly known as Trust Company Bank), as co-agent (the "Co-Agent") for the Lenders.

                              W I T N E S S E T H:


         WHEREAS, the Company is engaged directly and through its various Subsidiaries in various businesses including but not limited to providing temporary workers, contract programmers, call center staffing, management services, and healthcare staffing services to or on behalf of other companies; and

         WHEREAS, the Company, the Lenders, the Agent and the Co-Agent are parties to a Credit Agreement, dated as of August 31, 1994 (as heretofore amended, supplemented or otherwise modified, the "Existing Agreement"), pursuant to which the Lenders have agreed to make revolving loans to the Company and the Issuer (as defined therein) has agreed to issue letters of credit for the account of the Company;

         WHEREAS, the Company has requested that the Lenders, the Agent and the Co-Agent amend the Existing Agreement in various respects and, for convenience of reference, the parties have agreed to amend and restate the Existing Agreement in its entirety to reflect such amendments;

         WHEREAS, the proceeds of the Loans hereunder will be used for general corporate purposes including but not limited to acquisitions, joint ventures and other transactions, working capital purposes and to repay certain existing Indebtedness of the Company and its Subsidiaries;

         NOW, THEREFORE, as of the Effective Date, the Existing Agreement is hereby amended and restated as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "Absolute Rate" is defined in subsection 2.6(b)(ii)(D).

                 "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.6.

                 "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                 "Accounts" means all accounts, general intangibles (including, without limitation, all payments due under all franchise, license and agency agreements, whether designated as royalties, license or franchise fees, liquidation fees or otherwise), chattel paper, instruments and documents as such terms are defined under the Uniform Commercial Code, now owned or hereafter acquired by the Company or any Subsidiary, or in which the Company or any Subsidiary now has or hereafter acquires any rights, and the proceeds of any of the foregoing, but shall not include indebtedness due to or arising out of claims in tort or indebtedness evidenced by a promissory note or a negotiable instrument, except to the extent that any such note or instrument is required to be delivered to the Agent or Co-Agent pursuant to any provision of this Agreement.

                 "Acquisition" means any transaction, or any series of related transactions, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors, managers, trustees or others performing similar functions.

                 "Affiliate" means any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. Any Person that beneficially owns or holds (i) 25% or more of any class of the voting stock of the Company or (ii) 25% or more of the voting stock (or in the case of a Person that is not a corporation, 25% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary shall be rebuttably presumed to be an Affiliate, unless the Company can prove otherwise. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. No Person shall be deemed an Affiliate solely by reason of entering into a franchise or agency agreement with the Company or any Subsidiary.

                 "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 10.9.

                 "Agent-Related Persons" means BofA and any successor agent arising under Section 10.9, together with their respective affiliates.

                 "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

                 "Applicable Margin" means, with respect to the interest rate applicable to each Committed Loan, the Facility Fee or Letter of Credit Fee, the amount (expressed as a percentage rate per annum) shown below:

                 (a) if the Company's Funded Debt Ratio is greater than
         3.25 to 1:

                 Type of Rate or Fee                          Applicable Margin
                 -------------------                          -----------------
                 Eurodollar - Based Rate                            1.000%
                 Reference Rate - Based Rate                         .000%
                 Facility Fee                                        .250%
                 Letter of Credit Fee                               1.000%

                 (b)  if the Company's Funded Debt Ratio is greater than 3.0 to
         1.0 but less than or equal to 3.25 to 1.0:

                 Type of Rate or Fee                           Applicable Margin
                 -------------------                           -----------------
                 Eurodollar - Based Rate                             .800%
                 Reference Rate - Based Rate                         .000%
                 Facility Fee                                        .200%
                 Letter of Credit Fee                                .800%

                 (c)  if the Company's Funded Debt Ratio is greater than 2.5 to
         1.0 but less than or equal to 3.0 to 1.0:

                 Type of Rate or Fee                           Applicable Margin
                 -------------------                           -----------------
                 Eurodollar - Based Rate                             .550%
                 Reference Rate - Based Rate                        -.250%
                 Facility Fee                                        .200%
                 Letter of Credit Fee                                .550%

                 (d)      if the Company's Funded Debt Ratio is greater than
         1.6 to 1.0 but less than or equal to 2.5 to 1.0:

                 Type of Rate or Fee                           Applicable Margin
                 -------------------                           -----------------
                 Eurodollar - Based Rate                             .350%
                 Reference Rate - Based Rate                        -.500%
                 Facility Fee                                        .150%
                 Letter of Credit Fee                                .350%

                 (e) if the Company's Funded Debt Ratio is less than or equal to 1.6 to 1.0:

                 Type of Rate or Fee                           Applicable Margin
                 -------------------                           -----------------
                 Eurodollar - Based Rate                             .250%
                 Reference Rate - Based Rate                        -.500%
                 Facility Fee                                        .100%
                 Letter of Credit Fee                                .250%

                 Any increase or decrease in the Applicable Margin resulting from a change in the Funded Debt Ratio shall become effective as of the first day of the Fiscal Quarter immediately following the date the financial statements described in Sections 8.1.1(a) and (b) are delivered; provided, however, that any change in the Applicable Margin resulting from a change in the Funded Debt Ratio as of the last day of the fourth Fiscal Quarter of any Fiscal Year shall become effective as of the first day of the second Fiscal Quarter of the following Fiscal Year; and provided, further, that if such financial statements are not delivered during such preceding Fiscal Quarter, the Applicable Margin shall be the amounts defined in clause (a) above until so delivered.

                 "Assignee Lender" is defined in Section 11.11.1.

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 6.1.1.

                 "BAI" means Bank of America Illinois, a bank organized under the laws of the State of Illinois.

                 "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Lenders.

                 "Bid Loan" means a Loan by a Lender to the Company under
         Section 2.5, which may be a Eurodollar Rate Bid Loan or an Absolute Rate Bid Loan.

                 "Bid Loan Note" means a promissory note of the Company payable to the order of any Lender, in the form of Exhibit A-2 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Bid Loans made by such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders under
         Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Reference Rate Committed Loans, having the same Interest Period.

                 "Borrowing Base" means the product of multiplying the Company's consolidated net Accounts (i.e. gross Accounts less allowance for doubtful Accounts and Accounts originated outside the United States of America, all determined in accordance with GAAP) by .75.

                 "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Company, substantially in the form of Exhibit B.

                 "Business Day" means

                 (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco, California, Chicago, Illinois and Atlanta, Georgia; and

                 (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the eurodollar interbank market.

                 "Capital Expenditures" means, for any period, the aggregate expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures (including the aggregate amount of all Capitalized Lease Liabilities incurred during such period and the aggregate expenditures of the Company for real property acquisitions) and includes, in any event, the aggregate expenditures of the Company and its Subsidiaries made during such period for development of financial and operating systems to the extent such expenditures are capitalized on the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period.

                 "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                 "Capitalized Lease Liabilities" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Capitalized Rentals" means, as of the date of any determination, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

                 "Change in Control" means either (a) a person or "group" (within the meaning of the Securities Exchange Act of 1934, as amended), other than Guy W. Millner, any Person controlled by him or any blind trust for his benefit acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests have been accepted for payment) of securities (including options), having a majority of the ordinary voting power of the Company or (b) a majority of the directors of the Company not being either the current directors of the Company or directors designated or approved by such directors.

                 "Co-Agent" means SunTrust Bank, Atlanta, as co-agent.

                 "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                 "Commitment" means, relative to any Lender, such Lender's obligation to make Committed Loans pursuant to Section 2.1.1 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.1.

                 "Commitment Amount" means, on any date, $95,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

                 "Commitment Availability" means, on any date, the sum of

                          (a)  the then Commitment Amount,
                 minus

                          (b)     the sum of

                                  (i)  the outstanding principal amount of all
                          Loans on such date,

                          plus

                                  (ii)  the Letter of Credit Outstandings on
                          such date.

                 "Commitment Termination Date" means the earliest of

                          (a) September 30, 1999 (or such later date to which the Commitment Termination Date shall be extended pursuant to Section 2.9);

                          (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                          (c) the date on which any Commitment Termination Event occurs.

         Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

                 "Commitment Termination Event" means

                          (a) the occurrence of any Default described in clause (a), (b), (c) or (d) of Section 9.1.9 with respect to the Company or any Significant Subsidiary; or

              (b) the occurrence and continuance of any other Event of Default and either

                                  (i)  the declaration of the Loans to be due
                          and payable pursuant to Section 9.3, or

                                  (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Majority Lenders, to the Company that the Commitments have been terminated.

                 "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Lenders ratably according to their respective Percentages and, in the case of Eurodollar Rate Committed Loans, having the same Interest Periods.

                 "Committed Loan" means a Loan by a Lender to the Company under
         Section 2.1.1, and may be a Eurodollar Rate Committed Loan or a Reference Rate Committed Loan (each, a "Type" of Committed Loan).

                 "Committed Loan Note" means a promissory note of the Company payable to the order of any Lender, in the form of Exhibit A-1 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Lender resulting from outstanding Committed Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "Competitive Bid" means an offer by a Lender to make a Bid Loan in accordance with subsection 2.6(b).

                 "Competitive Bid Request" is defined in subsection 2.6(a).

                 "Company" is defined in the preamble.

                 "Consolidated Net Income" for any period means the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in) accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                          (a) any gains or losses on the sale or other disposition of investments or of fixed or capital assets, and any taxes on such excluded gains and any tax deductions or tax credits on account of any such excluded losses;

                          (b)     the proceeds of any life insurance policy;

                          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                          (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, that were realized by such other corporation prior to the date of such acquisition;

                          (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or that shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

                          (f) net earnings and losses of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

                          (g) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

                           (h) earnings resulting from any reappraisal, reevaluation or write-up of assets;

                          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                          (j) any gain arising from the acquisition of any securities of the Company or any Subsidiary; and

                          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

                 "Consolidated Net Worth" means, as of the date of any determination thereof, the aggregate amount of capital stock, paid-in capital and retained earnings of the Company and its Subsidiaries (exclusive of any treasury stock or charges or credits to retained earnings arising by virtue of any appraisal or reevaluation of assets), determined in accordance with GAAP.

                 Consolidated Total Liabilities" means such liabilities of the Company and its Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute total liabilities.

                 "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

                 "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Company, substantially in the form of Exhibit C.

                 "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under
         Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                 "Credit Extension" means and includes

                          (a) the advancing of any Committed Loans by the Lenders in connection with a Committed Borrowing,

                          (b) the advancing of any Bid Loan by any Lender in connection with a Bid Borrowing, and

                           (c) any issuance or extension by an Issuer of a Letter of Credit.

                 "Current Ratio" means the ratio of

                            (a) consolidated current assets of the Company and its Subsidiaries

                            (b) consolidated current liabilities of the Company and its Subsidiaries.

                 "Date of Issuance" means, with respect to any Letter of Credit, the date upon which such Letter of Credit is issued by the Issuer pursuant to the terms hereof.

                 "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

                 "Disbursement Date" is defined in Section 4.4.

                 "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Company with the written consent of the Agent and the Majority Lenders.

                 "Dollar" and the sign "$" mean lawful money of the United
         States.

                 "Domestic Office" means, relative to any Lender, the office of such Lender designated as such in Schedule II or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, successor or assign, as the case may be, to each other Person party hereto.

                 "Draft" means a draft presented for drawing against a Letter of Credit in accordance with the terms thereof.

                 "Drawing" means the payment made by the Issuer upon presentation of a Draft.

                 "Effective Date" means the first date upon which all of the conditions precedent set forth in Section 6.1 have been fulfilled (or waived by all of the Lenders).

                 "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                 "Eurodollar Rate" means, with respect to each Interest Period for Eurodollar Rate Loans, the rate per annum at which Dollar deposits in immediately available funds are offered to the Agent's Eurodollar Reference Office two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 12:00 noon (New York City time) for delivery on the first day of such Interest Period, for a period equal to the Interest Period and in an amount equal to the aggregate principal amount of the Eurodollar Rate Loans to be made by the Lenders on the first day of such Interest Period. "Eurodollar Reference Office" means the office of the Agent located in San Francisco, California, or such other office of the Agent through which the Agent at any date of determination determines the Eurodollar Rate. If, for any reason, the Agent is unable to determine a Eurodollar Rate with respect to any Interest Period pursuant to the first sentence of this definition, then "Eurodollar Rate" shall mean, with respect to such Interest Period, (a) the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the offered rates for deposits in Dollars for a period equal to such Interest Period quoted on the second Business Day prior to the first day of such Interest Period, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 a.m. (London time) on such date, if at least two such offered rates appear on the Reuters Screen LIBO Page or (b) if, as of 11:00 a.m. (London time) on any such date fewer than two such rates appear on the Reuters Screen LIBO Page, the rate for deposits in Dollars for a period equal to such Interest Period quoted on the second Business Day prior to the first day of such Interest Period, as such rate appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace page "3750" on the Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London time) on such date; in each case as determined by the Agent and notified to the Company and the Lenders on such second prior Business Day.

                 "Eurodollar Rate Auction" means a solicitation of Competitive Bids setting forth a Eurodollar Rate Bid Margin pursuant to Section 2.6.

                 "Eurodollar Rate Bid Loan" means any Bid Loan that bears interest at a fixed rate of interest determined by reference to the Eurodollar Rate.

                 "Eurodollar Rate Bid Margin" is defined in subsection 2.6(b)(ii)(C).

                 "Eurodollar Rate Committed Loan" means a Committed Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

                 "Eurodollar Rate Loan" means any Eurodollar Rate Bid Loan or any Eurodollar Rate Committed Loan.

                 "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such in Schedule II or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender, successor or assign, as the case may be, to the Company and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans of such Lender hereunder.

                 "Event of Default" is defined in Section 9.1.

                 "Existing Agreement" is defined in the second recital hereto.

                 "Facility Fee" means the fee described in the first sentence of
         Section 3.3.1.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Atlanta, Georgia time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fiscal Quarter" means any quarter of a Fiscal Year.

                 "Fiscal Year" means any period of twelve consecutive calendar months ending on the last Sunday of October;

         references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the last Sunday of October occurring during such calendar year.

                 "Fixed Charges" for any period means on a consolidated basis the sum of (a) all Rentals (including all Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries and (b) all Interest Charges on all Indebtedness (other than Capitalized Rentals) of the Company and its Subsidiaries.

                 "Foreign Lender" means a Lender that is organized under the laws of any jurisdiction other than the United States or a State or a political subdivision thereof.

                 "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Funded Debt" of any Person means the following: (a) all Indebtedness for borrowed money, (b) all Capitalized Rentals, (c) all reimbursement obligations (whether current or contingent) with respect to letters of credit issued for the account of such Person, and (d) all Contingent Liabilities with respect to Funded Debt of others. "Consolidated", when used as a prefix to any Funded Debt, shall mean the aggregate amount of all such Funded Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.

                 "GAAP" means generally accepted accounting principles as in effect from time to time.

                 "Guarantors" means Norrell Services, Inc., Tascor Incorporated, Norrell Temporary Services, Inc., Norrell Asset Management Company, Norrell Enterprises Corporation, Norrell Finance Company and such other Significant Subsidiaries of the Company as may from time to time become parties to the Guaranty in accordance with Section 8.2.5(a) or Section 8.2.7.

                 "Guaranty" means the Amended and Restated Guaranty executed and delivered by the Guarantors pursuant to Section 6.1.4, substantially in the form of Exhibit D, as amended, supplemented, restated or otherwise modified from time to time.

                 "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan

         Document.

                 "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Company and its Subsidiaries, any qualification or exception to such opinion or certification

                          (a) which is of a "going concern" or similar nature;

                          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                          (c)     which relates to the treatment or
                 classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Company to be in default of any of its obligations under
                 Section 8.2.4.

                 "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                 "Indebtedness" of any Person means, without duplication:

                          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                          (d) whether or not to included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                           (e) all Contingent Liabilities of such Person in respect of any of the foregoing;

                 but not including (i) Indebtedness of that specific joint venture between Ernst & Young and the Company currently known as Enserve, Inc. or its successor, (ii) non-recourse Indebtedness of Norhab Associates or (iii) Indebtedness of a Subsidiary as general partner in a partnership if said Subsidiary has no assets other than said partnership interest.

                 "Indemnified Liabilities" is defined in Section 11.4.

                 "Indemnified Parties" is defined in Section 11.4.

                 "Interest Charges" for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

                 "Interest Period" means, (a) relative to any Eurodollar Rate Loans, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as selected by the Company in its Borrowing Request, Conversion/Continuation Notice or Competitive Bid Request, as the case may be, and (b) relative to any Absolute Rate Bid Loan, a period of not less than 5 Business Days and not more than 180 days as selected by the Company in the applicable Competitive Bid Request; provided, however, that

                          (i) the Company shall not be permitted to select Interest Periods for Committed Loans and Bid Loans to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                          (ii) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest

                 Period shall end on the Business Day next preceding such numerically corresponding day); and

                          (iii) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment Termination Date".

                 "Investment" means, relative to any Person,

                           (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                           (b)  any Contingent Liability of such Person; and

                           (c) any ownership or similar interest held by such Person in any other Person.

         The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                 "Issuer" means any affiliate, unit or agency of SunTrust Bank, Atlanta (formerly known as Trust Company Bank), or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Company and on notice to Agent (which shall notify the Lenders from time to time of the identity of such other Issuer).

                 "Joinder Agreement" means a joinder agreement to be made by each Person that becomes a Subsidiary pursuant to Section 8.2.5(a), substantially in the form of Exhibit E.

                 "Lender Affiliate" means any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Lender or BofA, as the case may be. Any Person that beneficially owns or holds (i) 51% or more of any class of the voting stock of a Lender or of BofA, as the case may be, or (ii) 51% or more of the voting stock (or in the case of a Person that is not a corporation, 51% or more of the equity interest) of which is beneficially owned or held by a Lender, a Subsidiary of a Lender, BofA or a Subsidiary of BofA shall be rebuttably presumed to be a Lender Affiliate, unless such Lender or BofA, as the case may be, can prove otherwise. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

                 "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit F.

                 "Lenders" is defined in the preamble.

                 "Letter of Credit" is defined in Section 4.1.

                 "Letter of Credit Application" means, with respect to any Letter of Credit, the application described in Article IV.

                 "Letter of Credit Fee" means the fee described in Section
         3.3.3.

                 "Letter of Credit Obligation" means, with respect to any Letter of Credit, the sum of the undrawn face amount of such Letter of Credit, plus the outstanding Reimbursement Obligations in respect thereof and "Letter of Credit Obligations" means the sum of all such obligations in respect of all Letters of Credit.

                 "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

                          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

                          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations,

         minus

                          (c) all amounts then held as cash collateral for the amounts referred to in clauses (a) and (b) above in accordance with Section 3.1(a)(i) or (ii).

                 "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation, or other priority or preferential arrangement of any kind or nature whatsoever.

                 "Loan" means an extension of credit by a Lender to the Company under Article II, and may be a Committed Loan or a Bid Loan.

                 "Loan Document" means this Agreement, the Notes, the Guaranty, each Joinder Agreement and each other agreement, document or instrument delivered in connection with this Agreement and the Notes.

                 "Majority Lenders" means, (a) at any time prior to the Commitment Termination Date, Lenders whose Percentages aggregate at least 51%, and (b) otherwise, Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Loans.

                 "Minority Interests" means any shares of stock of any class of a Subsidiary that are not owned by the Company and/or one or more of its Subsidiaries.

                 "Monthly Payment Date" means the last day of each calendar month, or if any such day is not a Business Day, the next succeeding Business Day.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Net Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, (iii) depreciation and amortization during such period and (iv) Fixed Charges during such period.

                 "Notes" means the Committed Loan Notes and the Bid Loan Notes.

                 "Obligations" means all obligations (monetary or otherwise) of the Company and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

                 "Obligor" means the Company or any other Person (other than the Agent, the Co-Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

                 "Organizational Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

                 "Participant" is defined in Section 11.11.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                 "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

                 "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Plan" means any Pension Plan or Welfare Plan.

                 "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

                 "Reference Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                 Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Reference Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Reference Rate.

                 "Reimbursement Obligation" is defined in Section 4.5.

                 "Rentals" means and includes (without duplication) all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable or guaranteed by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property or as guarantor of any such lease, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                 "Significant Subsidiary" means a Subsidiary of the Company which either accounted for at least 10% of the Company's consolidated revenue in the most recent Fiscal Year or accounted for at least 10% of the Company's consolidated assets as of the end of such Fiscal Year.

                 "Standard and Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

                 "Stated Amount" of each Letter of Credit means the "Stated Amount" as defined therein.

                 "Subordinated Debt" means all unsecured Indebtedness of the Company for money borrowed which is subordinated, subject to the written approval of and upon terms satisfactory to the Majority Lenders, in right of payment to the payment in full in cash of all Obligations.

                 "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                 "Taxes" is defined in Section 5.6.

                 "Type" is defined in the definition of "Committed Loan."

                 "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

                 "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

                 "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.


         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Competitive Bid Request, Guaranty and Joinder Agreement.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, Schedule or Exhibit are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause or subsection are references to such clause or subsection of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.


                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees as follows:

         SECTION 2.1.1. Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make Committed Loans to the Company equal to such Lender's Percentage of the aggregate amount of the Borrowing of Committed Loans requested by the Company to be made on such day pursuant to the applicable Borrowing Request. On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow Committed Loans. All "Loans" (as defined in the Existing Agreement) outstanding on the Effective Date will be deemed to be outstanding Committed Loans hereunder on such date.

         SECTION 2.1.2. Commitment to Issue Letters of Credit. From time to time on any Business Day, each Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with Article IV.

         SECTION 2.1.3. Lenders Not Permitted or Required To Make Committed Loans or Issue or Participate in Letters of Credit Under Certain Circumstances. No Lender shall be permitted or required to

                 (a) make any Committed Loan if, after giving effect thereto,

                          (i) the aggregate outstanding principal amount of all Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the lesser of the Commitment Amount or the Borrowing Base, or

                          (ii) the aggregate outstanding principal amount of all Committed Loans of such Lender, together with its Percentage of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the lesser of the Commitment Amount or the Borrowing Base; or

                 (b) issue (in the case of any Issuer) or participate in (in the case of each Lender) any Letter of Credit if, after giving effect thereto

                          (i) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of all Lenders would exceed the lesser of the Commitment Amount or the Borrowing Base, or

                          (ii) such Lender's Percentage of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Committed Loans of such Lender would exceed such Lender's Percentage of the lesser of the Commitment Amount or Borrowing Base, or

                          (iii) all Letter of Credit Outstandings would exceed $30,000,000.

         SECTION 2.2. Reduction of Commitment Amounts. The Company may, from time to time on any Business Day, voluntarily reduce the amount of the Commitment Amount; provided, however, that all such reductions shall require at least five Business Days' prior notice to the Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000.

         SECTION 2.3.     Committed Borrowing Procedure.

                 (a) The Company shall deliver to the Agent a Borrowing Request prior to 12:00 noon (Atlanta, Georgia time) on the requested date of the making of such Borrowing if it is to be a Borrowing for a Reference Rate Loan, and at least three Business Days before the requested date of the making of such Borrowing if it is to be a Borrowing for a Eurodollar Rate Committed Loan (the first day of such period being the date such Notice is received). Each Borrowing Request shall be signed by an Authorized Officer of the Company designated to give such notices by its Board of Directors or chief financial officer and the Company shall notify the Agent in writing of the names of such officers and shall provide the Agent with specimen signatures of such officers. The Agent and the Lenders shall be entitled to rely conclusively on such officers' authority to request a Borrowing on behalf of the Company until the Agent receives from the Company written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signatures appearing on any Borrowing Request. Any Borrowing Request, when given, shall be irrevocable. Any Borrowing Request received prior to 12:00 noon (Atlanta, Georgia time) on any Business Day shall be treated as having been received on such Business Day. Notices received subsequent to 12:00 noon (Atlanta, Georgia time) shall be treated as having been received on the following Business Day.

                 (b)      Each Borrowing Request shall specify:

                          (i) the requested Business Day of the Committed Borrowing,

                          (ii) the amount of the Committed Borrowing requested to be made, such amount to be in the minimum amount of $100,000 for any Reference Rate Loan or $500,000 for any Eurodollar Rate Committed Loan, or any larger integral multiple of $100,000,

                          (iii) whether such Committed Borrowing shall be made as a Reference Rate Loan or a Eurodollar Rate Committed Loan, and

                          (iv) in the case of a Eurodollar Rate Committed Loan, the duration of the Interest Period applicable thereto; provided that, the Company may not select an Interest Period in respect of the principal portion of any Committed Borrowing for a Eurodollar Rate Committed Loan which extends beyond the Commitment Termination Date.

                 Upon receipt of any Borrowing Request hereunder, the Agent shall notify each Lender of the content thereof, (A) in the case of a same-day Borrowing for a Reference Rate Loan, by 1:00 p.m. (Atlanta, Georgia time) on the date that such Borrowing Request is deemed to be received by the Agent pursuant to Section 2.3(a) and (B) in the case of any other Borrowing, by the Agent's close of business the date that such Borrowing Request is deemed to be received by the Agent pursuant to Section 2.3(a). Not later than 2:00 p.m. (Atlanta, Georgia time) on the date of the relevant Borrowing, each Lender shall pay its Percentage of such Borrowing in federal funds or other funds immediately available in San Francisco, California, to the Agent at its address specified in or pursuant to Section 11.2.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 12:00 noon, Atlanta, Georgia time, on a Business Day, the Company may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $100,000 for any Reference Rate Committed Loan or $500,000 for any Eurodollar Rate Committed Loan, and an integral multiple of $100,000 of any Committed Loans be, converted into Committed Loans of the other Type, and in the case of Eurodollar Rate Committed Loans, continued as such (it being agreed that in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Committed Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Committed Loan shall, on such last day, automatically convert to a Reference Rate Committed Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the designated outstanding Committed Loans of all Lenders, and (b) no portion of the outstanding principal amount of any Committed Loans may be continued as, or be converted into, a Eurodollar Rate Committed Loan when any Default has occurred and is continuing.

         SECTION 2.5. Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.1, each Lender severally agrees that the Company may, as set forth in Section 2.6, from time to time request the Lenders prior to the Commitment Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Lenders, plus the outstanding aggregate principal amount of all Committed Loans made by all Lenders and the aggregate of all Letter of Credit Outstandings exceed the lesser of the Committed Amount or the Borrowing Base; or (b) the outstanding aggregate principal amount of all Bid Loans made by all Lenders exceed $45,000,000.

         SECTION 2.6  Procedure for Bid Borrowings.

                 (a) When the Company wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to each Lender by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit G (a "Competitive Bid Request") so as to be received no later than 10:00 a.m. (Atlanta, Georgia time)
         (x) three (3) Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurodollar Rate Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                          (i) the date of such Bid Borrowing, which shall be a Business Day;

                          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $500,000 or in multiples of $100,000 in excess thereof;

                          (iii) whether the Competitive Bids requested are to
                 be for Eurodollar Rate Bid Loans or Absolute Rate Bid Loans or both; and

                          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

         Subject to Section 2.6(b), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request.

                 (b)      (i)   Each Lender may at its discretion submit a
         Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.6(b) and must be submitted to the Company by facsimile transmission at the Company's office for notices set forth in or pursuant to Section 11.2 not later than (1) 10:00 a.m. (Atlanta, Georgia time) two (2) Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Rate Auction or (2) 10:00 a.m. (Atlanta, Georgia time) on the proposed date of Borrowing, in the case of an

         Absolute Rate Auction.

                          (ii) Each Competitive Bid shall be in substantially the form of Exhibit H, specifying therein:

                          (A)  the proposed date of Borrowing;

                          (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $500,000 or in multiples of $100,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                          (C) in case the Company elects a Eurodollar Rate Auction, the margin above or below the Eurodollar Rate (the "Eurodollar Rate Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/16th of 1%) to be added to or subtracted from the applicable Eurodollar Rate and the Interest Period applicable thereto;

                          (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Loan; and

                          (E)  the identity of the quoting Lender.

                 A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Competitive Bid Request.

                          (iii) Any Competitive Bid shall be disregarded if it:

                                  (A)  is not substantially in conformity with
                          Exhibit H or does not specify all of the information required by subsection (b)(ii);

                                  (B)  contains qualifying, conditional or
                          similar language;

                                  (C) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or

                                  (D)  arrives after the time set forth in
                          subsection (b)(i).

                          (iv) Subject only to the provisions of Sections 5.1, 5.2 and 6.2, any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

                 (c) Not later than 11:00 a.m. (Atlanta, Georgia time) two (2) Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Rate Auction, or 11:00 a.m. (Atlanta, Georgia time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify each Lender that has submitted a Competitive Bid pursuant to subsection 2.6(b) of its acceptance or non-acceptance of the Competitive Bids so submitted to it. The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted and the account(s) to which the proceeds of the applicable Bid Loans are to be transferred. The Company may accept any Competitive Bid in whole or in part; provided that:

                          (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                          (ii) the principal amount of each Bid Borrowing must be $500,000 or in any multiple of $100,000 in excess thereof;

                          (iii) acceptance of offers may only be made on the basis of ascending Eurodollar Rate Bid Margins or Absolute Rates within each Interest Period, as the case may be;

                          (iv) the Company may not accept any offer that is described in subsection 2.6(b)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

                          (v) if offers are made by two or more Lenders with the same Eurodollar Rate Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Lenders as nearly as possible (in such multiples, not less than $100,000, as the Company may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Company of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                 (d)      (i)   The Company will promptly notify the Agent of
         each Competitive Bid that has been accepted and of the amount and Interest Period of the Bid Loan or Bid Loans to be made by each Lender whose Competitive Bid has been accepted on the date of the Bid Borrowing.

                          (ii) Each Lender whose Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Company in accordance with the instructions of the Company contained in its acceptance of such Competitive Bid by 2:00 p.m. (Atlanta, Georgia time) on such date of Bid Borrowing, in immediately available funds.

                          (iii) Promptly following each Bid Borrowing, the
                 Company shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                 (e) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 5.1, 5.2 and 6.2 are satisfied, the Lender or Lenders whose Competitive Bids the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.6 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Lenders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company's executing, delivering or performing under such credit facilities.

                 (f) Each Lender may, if it so elects, cause any Bid Loan to be made by a Lender Affiliate thereof. Such Lender will be deemed to be acting as agent for any of its Lender Affiliates making such Bid Loans.

                 (g) Notwithstanding anything to the contrary contained herein, each Lender may, if it so elects, create a bankers' acceptance for the account of the Company in lieu of making an Absolute Rate Bid Loan. If any Lender makes such an election with respect to any such bankers' acceptance, such bankers' acceptance shall be deemed to be an Absolute Rate Bid Loan (a "Deemed Bid Loan") for all purposes of this Agreement and the other Loan Documents; provided, however, that (i) the obligations of the Company with respect to such bankers' acceptance may be subject to an acceptance financing agreement mutually agreed upon by the applicable Lender and the Company; (ii) the Absolute Rate with respect to any such Deemed Bid Loan shall be an "all-in" rate quoted by the applicable Lender with respect to the relevant bankers' acceptance; (iii) the principal amount of such Deemed Bid Loan shall be deemed to be the discounted amount (i.e., the amount actually funded by the applicable Lender) of such bankers' acceptance; and (iv) the interest on such Deemed Bid Loan shall be deemed to be an amount equal to (A) the face amount of such bankers' acceptance less (B) the discounted amount of such bankers' acceptance.

         SECTION 2.7. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Lender Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Company to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Lender Affiliate or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its Eurodollar Office's interbank eurodollar market.

         SECTION 2.8. Notes. (a) Each Lender's Committed Loans shall be evidenced by a Committed Loan Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Company hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Committed Loan Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Committed Loans evidenced thereby. Such notations shall be conclusive and binding on the Company absent manifest error; provided, however, that neither the failure of any Lender to make any such notations nor any error in any such notations shall limit or otherwise affect any Obligations of the Company or any other Obligor.

                 (b) Each Lender's Bid Loans shall be evidenced by a Bid Loan Note payable to the order of such Lender in a maximum principal amount equal to $45,000,000. The Company hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Bid Loan Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Bid Loans evidenced thereby. Such notations shall be conclusive and binding on the Company absent manifest error; provided, however, that neither the failure of any Lender to make any such notations nor any error in any such notations shall limit or otherwise affect any Obligations of the Company or any other Obligor.

         SECTION 2.9. Extension of Commitment Termination Date. At least 30 but not more than 60 days before September 30, 1997 and each anniversary thereof, the Company may, by delivery of a written request to the Agent, request that the Lenders extend the Commitment Termination Date for one year. Upon receipt of such notification from the Company, the Lenders may, in their sole discretion, agree to extend for one year the Commitment Termination Date. No such extension shall be effective without the consent of all the Lenders, and nothing in this Section shall commit any Lender to agree to any extension of the Commitment Termination Date, or limit the complete discretion of the Lenders in responding to any such extension request. Within 30 days of its receipt of any extension request from the Company, each Lender will notify the Agent as to its decision to extend the Commitment Termination Date and the Agent shall then notify the Company as to such decision. If any Lender shall not so notify the Agent within the time period specified above, such Lender shall be deemed not to have consented to such request.


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. (a) The Company shall repay in full the unpaid principal amount of each Committed Loan upon the Commitment Termination Date therefor. Prior thereto, the Company

                          (i) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Committed Loans; provided, however, that

                                  (A)      any such prepayment shall be made
                           pro rata among Committed Loans of the same Type and, if applicable, having the same Interest Period of all Lenders;

                                  (B) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Agent;

                           and

                                  (C)      all such voluntary partial
                           prepayments shall be in an aggregate minimum amount of $100,000 with respect to Reference Rate Loans or $500,000 with respect to Eurodollar Rate Committed Loans and an integral multiple of $100,000;

                          (ii) shall, on each date when any reduction in the Commitment Amount shall become effective, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Lenders first to the payment of the aggregate unpaid principal amount of those Committed Loans then outstanding, and then to the payment of the then outstanding Letter of Credit Outstandings equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans and Letter of Credit Outstandings over the Commitment Amount as so reduced, with any such repayment of its Letter of Credit Outstanding to be either applied to such Letter of Credit Outstanding or held as cash collateral in a special account for such purpose maintained with, and under the sole dominion and control of, the Agent on behalf of the Lenders;

                          (iii) shall, if at any time the sum of the outstanding principal amount of all Loans on such date plus the Letter of Credit Outstandings on such date, exceeds the Borrowing Base, make a mandatory prepayment within five Business Days after becoming aware of said excess and if such excess shall be continuing (which shall be applied (or held for application, as the case may be) by the Lenders first to the payment of the aggregate unpaid principal amount of those Committed Loans then outstanding, and then to the payment of the then outstanding Letter of Credit Outstandings) equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans and Letter of Credit Outstandings over the Borrowing Base, with any such repayment of its Letter of Credit Outstanding to be either applied to such Letter of Credit Outstanding or held as cash collateral in a special account for such purpose maintained with, and under the sole dominion and control of, the Agent on behalf of the Lenders; and

                          (iv) shall, immediately upon any acceleration of the Commitment Termination Date of any Loans pursuant to
                 Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

                 (b) The Company shall repay each Bid Loan on the last day of the Interest Period with respect thereto. Prior thereto, the Company may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Bid Loans; provided, however, that all such voluntary prepayments shall (i) require at least three but no more than five Business Days' prior written notice to the applicable Lender and the Agent and (ii) be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof.

                 (c) Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1. Rates. (a) Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Company may elect that Committed Loans comprising a Committed Borrowing accrue interest at a rate per annum:

                          (i) on that portion maintained from time to time as a Reference Rate Loan, equal to the sum of the Reference Rate from time to time in effect plus the Applicable Margin;

                          (ii) on that portion maintained as a Eurodollar Rate Committed Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin;

         All Eurodollar Rate Committed Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

                 (b) Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant borrowing date at a rate per annum equal to the Eurodollar Rate plus (or minus) the Eurodollar Rate Bid Margin, or at the Absolute Rate, as the case may be.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise), or after any other monetary Obligation of the Company shall have become due and payable, the Company shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Reference Rate plus a margin of 2.0%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                 (a)      on the Commitment Termination Date;

                 (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                 (c) with respect to Reference Rate Loans, on each Monthly Payment Date occurring after the Effective Date;

                 (d) with respect to Eurodollar Rate Committed Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the day that is three months after the commencement of such Interest Period);

                 (e) with respect to any Reference Rate Loans converted into Eurodollar Rate Committed Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion;

                 (f) with respect to each Bid Loan, on the last day of the Interest Period therefor and such intervening dates prior to such last day as may be specified by the Company and agreed to by the applicable Lender in the applicable Competitive Bid; and

                 (g) on that portion of any Loans the Commitment Termination Date of which is accelerated pursuant to Section 9.2 or
         Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Company agrees to pay the fees set forth in this Section 3.3.

         SECTION 3.3.1. Facility Fee. The Company agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Company's inability to satisfy any condition of Article VI) commencing on the Effective Date and continuing through the final Commitment Termination Date, a facility fee (the "Facility Fee") at the rate equal to the Applicable Margin per annum on such Lender's Percentage of the Commitment Amount, without regard to usage of the Commitments. The Facility Fee shall be payable by the Company in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date and on each Commitment Termination Date. In addition, on the first Quarterly Payment Date to occur after the Effective Date, the Company shall pay to the Agent for the account of each Lender all commitment fees accrued and unpaid under the Existing Agreement as of the Effective Date (calculated for the period from and including the last Quarterly Payment Date to but excluding the Effective Date).

         SECTION 3.3.2. Agent's Fee. The Company agrees to pay to the Agent for its own account, a non-refundable fee in an amount and at such times as agreed to by the Agent and the Company.

         SECTION 3.3.3. Letter of Credit Face Amount Fee. After the date of issuance of any Letter of Credit, the Company shall pay to the Co-Agent for the account of the Lenders, quarterly in arrears, payable on each Quarterly Payment Date thereafter, commencing October 31, 1994, so long as any Letter of Credit shall remain outstanding, a non-refundable letter of credit fee (the "Letter of Credit Fee") on each Letter of Credit, computed at the Applicable Margin for the Letter of Credit, calculated based on the face amount and the number of days in the term of such Letter of Credit falling within the immediately preceding Fiscal Quarter, to be distributed to the Lenders pro rata, based on their respective Percentages.

         SECTION 3.3.4.   Other Letter of Credit Fees.

                 (a) Administrative Fees. The Company shall pay to the Issuer upon the issuance, transfer or amendment of each Letter of Credit the Issuer's usual charge for issuing similar letters of credit.

                 (b) Drawing Fees. The Company shall pay to the Issuer, upon each Drawing by a beneficiary under any Letter of Credit, the sum of $250 or such higher amount as, at the time of such drawing, shall be the Issuer's usual charge for drawings on similar letters of credit.

         SECTION 3.3.5. Amendment Fee. The Company shall pay to the Agent for the account of the Lenders a fee in the amount of $20,000 on the Effective Date, to be distributed to the Lenders pro rata, based on their respective Percentages.

                                   ARTICLE IV

                               LETTERS OF CREDIT

         SECTION 4.1. Issuance. The Issuer, upon the terms and subject to the conditions, and in reliance upon the representations and warranties set forth in this Agreement, shall issue from time to time one or more Letters of Credit for the account of the Company in an amount, subject to Section 2.1, as the Company shall request in a Letter of Credit Application. Each Lender shall participate in each such Letter of Credit in its Percentage. The Issuer shall issue Letters of Credit upon receipt, at least two Business Days prior to the requested Date of Issuance of (i) a properly completed and duly executed Letter of Credit Application and (ii) such other documents and materials as may be required thereunder. The Letter of Credit Application shall contain a certificate, executed by the duly authorized officers of the Company, as to the matters set forth in clauses (b)(i) and (b)(ii) of Section 2.3 (the word "Borrowing" replaced by "Letter of Credit") and naming the beneficiary of such Letter of Credit and the purpose therefor. The Issuer will promptly (i) upon receipt thereof forward to the Lenders and the Agent copies of each Letter of Credit Application and (ii) upon issuance thereof, forward to the Lenders and the Agent copies of each Letter of Credit. The Issuer shall confirm with the Agent that the issuance of the proposed Letter of Credit would not cause the Company to be in violation of the provisions of Section 2.l.3(b). Prior to issuing any Letter of Credit, the Issuer shall confirm with the Agent that, after issuing such Letter of Credit, the conditions specified in Section 2.3 and Article VI have been met. All letters of credit issued by the Issuer pursuant to the Existing Agreement and outstanding on the Effective Date shall be deemed to have been issued pursuant to this Agreement.

         SECTION 4.2. Terms. Each Letter of Credit shall (i) have an expiry date not later than the earlier of one year after the Date of Issuance thereof or the Commitment Termination Date, (ii) be issued for an ordinary course business purpose, (iii) be in the face amount of $50,000 or any larger integral multiple of $100, and (iv) shall have such additional terms and provisions as the Agent and Issuer shall deem appropriate in connection with the particular circumstances under which such Letter of Credit is being issued; provided, however, in the event the Company shall request a Letter of Credit with an expiry date later than the Commitment Termination Date, the Issuer shall promptly notify the Agent and the Lender of the proposed expiry date, face amount and purpose thereof and the Issuer shall issue such Letter of Credit upon receipt of written approval of the Agent and the Lenders; provided, further, however, in no event shall the issuance of any Letter of Credit described in the preceding provision be deemed to constitute an extension of the Commitment Termination Date for any purpose of this Agreement.

Letters of Credit will not be issued to provide credit support or liquidity support for any security or borrowing.

         SECTION 4.3. Reimbursement of Drawings under Letters of Credit. The Company shall pay to the Agent for the account of the Lenders at the place and in the manner specified in Section 5.6, the amount to be paid in respect of each Drawing under, or refunding of, a Letter of Credit on the date of such Drawing or refunding. Each Drawing under, in whole or in part, a Letter of Credit shall bear interest at the rate applicable to Reference Rate Loans from and including the due date thereof to and including the second Business Day following such due date (counting the due date as the first day); and, thereafter shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Reference Rate plus 2.0% per annum; provided, that the Company, by compliance with Section 6.2, may direct that any Drawing be paid, in whole or in part, from the proceeds of a Borrowing.

         SECTION 4.4.     General Provisions as to Letters of Credit.

                 (a) Limitation on Issuer's Duty to Issue. The Issuer shall have no obligation to issue any Letter of Credit if the aggregate undrawn face amount of Letters of Credit outstanding, after giving effect to the issuance of such Letter of Credit, would exceed any limit imposed on the Issuer by, or if the issuance of such Letter of Credit would otherwise cause a violation of, law to which the Issuer is subject.

                 (b) Acceleration. Each Letter of Credit shall provide by its terms that, upon the exercise by the Issuer or the Lenders of any of their rights pursuant to Section 9.3, the full face amount of such Letter of Credit shall be deemed to be drawn upon notice from the Issuer to the beneficiary thereof.

                 (c) Participations by Lenders. Simultaneously with the issuance by the Issuer of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally assumed and received from the Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit (including without limitation, all obligations of the Company with respect thereto) and any security therefor or guaranty pertaining thereto, in the proportion of such Lender's Percentage.

                 (d) Funding of Letter of Credit Drawings. Upon receipt of a Draft, the Issuer shall, as soon as practicable thereafter, notify the Agent and the Company of the day of the proposed Drawing in respect thereof, the amount of such Drawing and each Lender's Percentage of such Drawing. Not later than 2:00 p.m. (Atlanta, Georgia time) on the date of any Drawing under a Letter of Credit, each Lender shall pay its proportionate share of such Drawing, less its proportionate share of any amount that the Agent has notified such Lender that it or the Issuer has received from the Company or any Guarantor in respect of such Drawing, in federal funds or other funds immediately available in San Francisco, California, to the Agent at its address specified in or pursuant to Section 11.2. The Agent will provide each Lender with prompt notice of its receipt of any such payment. Upon receipt of the amounts specified in the second preceding sentence, the Agent shall immediately remit such account to the Issuer. Upon receipt of the such funds from the Agent, the Issuer will make the amount of such Drawing available to the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit.

                 (e) Company's Obligations Absolute. The obligation of the Company to reimburse the Issuer and the Lenders for each Drawing under a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                          (i) any lack of validity or enforceability of this Agreement;

                          (ii)    the existence of any claim, set-off,
                 defense or right which the Company or any Guarantor may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                          (iii) any Draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

                          (v) any failure of the Issuer to provide notice to the Company of any Drawing under any Letter of Credit; or

                          (vi)    the occurrence or continuance of any
                 Default.

                 (f) Lender Obligations Absolute. The obligation of each Lender to pay to the Issuer its proportionate share of each Drawing under a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                          (i) any lack of validity or enforceability of this Agreement;

                          (ii)    the existence of any claim, set-off,
                 defense or right which the Company or any Guarantor or any Lender may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                          (iii) any Draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

                          (v) any failure of the Issuer to provide notice to the Lenders of any Drawing under any Letter of Credit; or

                          (vi)    the occurrence or continuance of any Default.

                 (g) Reimbursement Default by Lenders. If any Lender shall fail to pay the amount of its participation in a Drawing on a date such amount is due in accordance with subsection (d) above, the Issuer shall be deemed to have advanced funds on behalf of such Lender. Each such advance shall be secured by such Lender's participation interest, the Issuer shall be subrogated to such Lender's rights hereunder in respect thereof, and such advance may be repaid by application by the Issuer of any payment which such Lender is otherwise entitled to receive under this Agreement. Any amount not paid by such Lender to the Issuer hereunder shall bear interest for each day from the date such payment was due until such payment shall be made in full at a rate per annum equal to the highest rate then payable by the Company on any obligation then outstanding under this Agreement.

                 (h) Limitation of Liability With Respect To Letters of Credit. (i) As among the Company, the Guarantors, the Agent, the Issuer and the Lenders, the Company and the Guarantors assume all risks of the acts and omissions of, or misuse of each Letter of Credit by the beneficiaries of such Letter of Credit. Without limiting the foregoing, the Agent, the Issuer and the Lenders shall not be responsible (except to the extent that any of the following result from the bad faith or willful misconduct of the Issuer):

                          (A)     for the form, validity, sufficiency,
                 accuracy, genuineness or legal effect of any Draft, demand, application or other documents submitted by any party in connection with any Letter of Credit or the application for the issuance of any Letter of Credit, even if such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

                          (B) for the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part which may prove to be invalid or ineffective for any reason;

                          (C) for failure of the beneficiary of a Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit;

                          (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                          (E) for errors in interpretations of technical terms;

                          (F) for any loss or delay in the transmission or otherwise of any document requiring to make a Drawing under any Letter of Credit or with respect to the proceeds thereof;

                          (G) for the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any Drawing under such Letter of Credit; or

                          (H) for any consequences arising from causes beyond the control of the Agent, the Issuer and the Lenders, including, without limitation, any act or omission, rightfully or wrongfully of any present or future governmental authority. None of the above circumstances shall affect, impair or prevent the vesting of any of the Issuer's rights or powers under this Section.

                 (ii) In furtherance and extension, and not in limitation, of the specified provisions set forth above, any action taken or omitted by the Issuer under or any connection with any Letter of Credit or any related documents, if taken or omitted in good faith, shall not expose the Issuer, the Agent or the Lenders to any liability to the Company or the Guarantors or relieve the Company or the Guarantors of any of their obligations hereunder.

         SECTION 4.5.     Indemnification.

         The Company hereby agrees to protect, indemnify, pay and save the Agent, the Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agent, the Issuer or a Lender as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the Issuer's gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or (B) the failure of the Issuer to honor a Drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future, de jure or de facto, government or governmental authority.

         SECTION 4.6. Payments on Demand. All amounts payable by the Company under Sections 3.3.4 and 4.5 shall constitute Obligations which shall be payable two Business Days after demand. In such demand, the demanding party shall set forth the amounts payable hereunder in reasonable detail, as well as the method of determining such amounts and the date such payment is due. From the date payment is due and until so paid, all such amounts shall bear interest payable on demand at the Reference Rate, to the extent owed to (or previously paid by) the Agent or any Lender, plus 2% per annum.


                                   ARTICLE V

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

         SECTION 5.1. Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Company and the Lenders, be conclusive and binding on the Company) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of all Lenders to make, continue, maintain or convert into any such Loans (including any Eurodollar Rate Bid Loan as to which the Company has accepted a Competitive Bid, but as to which the borrowing date has not yet arrived) shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Committed Loans of such Lender shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 5.2. Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or the Majority Lenders determine that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan (and so notify the Agent), then, upon notice from the Agent to the Company and all the Lenders, the obligations of all Lenders under Article II to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 5.3. Increased Eurodollar Rate Loan Costs, etc. The Company agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans. Such Lender shall promptly notify the Agent and the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Company directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Company. The Company shall not be obligated to reimburse any Lender under this Section unless the Company shall have received notice of such costs within 30 days after the later of (i) incurrence of such costs or (ii) the retroactive application of any law, rule or regulation causing such incurrence.

         SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan but not including any loss of profit) as a result of

                 (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Committed Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                 (b) any Committed Loan not being made as a Eurodollar Rate Loan in accordance with the Borrowing Request therefor; or

                 (c) any Committed Loan not being continued as, or converted into, a Eurodollar Rate Committed Loan in accordance with the Continuation/Conversion Notice therefor; or

                 (d) any payment of a Bid Loan on a day that is not the last day of the Interest Period applicable thereto,

then, upon the written notice of such Lender to the Company (with a copy to the Agent), the Company shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

         SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, or reinterpretation of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Company, the Company shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return reasonably allocable to the Loans or the Commitments. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. The Company shall not be obligated to reimburse any Lender under this Section unless the Company shall have received notice of such costs within 30 days after the later of (i) incurrence of such costs or (ii) the retroactive application for any law, rule or regulation causing such incurrence.

         SECTION 5.6.     Payments, Computations, etc.   Unless otherwise
expressly provided, all payments by the Company pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Company to the Agent for the pro rata account of the Lenders entitled to receive such payment; provided, however, that all payments in respect of Bid Loans shall be made directly to the applicable Lender. All such payments required to be made to the Agent or any Lender shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, Atlanta, Georgia time, on the date due, in same day or immediately available funds, to such account as the Agent or such Lender, as the case may be, shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by the Agent or such Lender, as the case may be, on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender.
All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause
(iii) of proviso to the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.7. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, and 5.5) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                 (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                 (b)      the total amount so recovered from the purchasing
         Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.8) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. Any Lender having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Lender shall apply the proceeds of such set-off first to such Lender's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

         SECTION 5.8. Setoff. Each Lender shall, upon the occurrence of any Default described in clause (a), (b), (c) or (d) of Section 9.1.9 with respect to the Company or any Significant Subsidiary or, with the consent of the Majority Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Company hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter maintained with or otherwise held by such Lender provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.7. Each Lender agrees promptly to notify the Company and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 5.9. Use of Proceeds. The Company shall apply the proceeds of each Borrowing in accordance with the fourth recital.

         SECTION 5.10. Replacement Lenders. The Company may, in its sole discretion, on ten Business Days' prior written notice to the Agent and a Lender which shall have requested reimbursement for costs pursuant to Section
5.3 or 5.5 or given a notice under Section 5.1, cause such Lender to (and such Lender shall) assign, pursuant to Section 11.11.1, all of its rights and obligations under this Agreement to another Person which is willing to become a Lender and is reasonably acceptable to the Agent for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Commitment and any other amount payable to such Lender under this Agreement; provided, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereto (including, if applicable, Section 5.4) shall be payable by the Company as if the Company had prepaid the Lender rather than the Lender having assigned its interest hereunder.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Conditions to Effectiveness. This Agreement shall become effective upon the satisfaction of each of the conditions precedent set forth in this Section 6.1.

         SECTION 6.1.1. Resolutions, etc. The Agent shall have received from each Obligor (other than Tascor Incorporated) a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to

                 (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

                 (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 6.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Company.

         SECTION 6.1.3. Guaranty. The Agent shall have received the Guaranty, dated the Effective Date, duly executed by each of the Guarantors.

         SECTION 6.1.4. Opinions of Counsel. The Agent shall have received an opinion, dated the Effective Date and addressed to the Agent and all Lenders, from counsel to the Obligors, substantially in the form of Exhibit I.

         SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

         SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any borrowing) the following statements shall be true and correct

                 (a)      the representations and warranties set forth in
         Article VII (excluding, however, those contained in Section 7.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

                 (b) except as disclosed by the Company to the Agent and the Lenders pursuant to Section 7.7

                          (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries which is reasonably likely to materially adversely affect the Company's consolidated business or operations, or which purports to affect the validity or enforceability of the Agreement; and

                          (ii) no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which in the reasonable opinion of management, based on facts known to such management is likely to substantially affect the operation of the business.

                 (c) no Default shall have then occurred and be continuing, and neither the Company, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree, the violation of which is reasonably likely to materially adversely affect the Company's consolidated financial condition, operations, assets, business, properties or prospects.

         SECTION 6.2.2. Credit Request. The Agent shall have received a Borrowing Request or Letter of Credit Application, as the case may be, for such Credit Extension or, in the case of a Bid Loan, the Lenders shall have received the Competitive Bid Request for such Bid Loan. Each of the delivery of a Borrowing Request, Letter of Credit Application or Competitive Bid Request and the acceptance by the Company of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Company that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 are true and correct.

         SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Company or any of its Subsidiaries or any other Obligors prior to the initial Loan hereunder shall be satisfactory in form and substance to the Agent and its counsel.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Company represents and warrants unto the Agent and each Lender as set forth in this
Article VII.

         SECTION 7.1. Organization, etc. The Company and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and the failure to so qualify would have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within the Company's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                 (a) contravene the Company's or any such Obligor's Organizational Documents;

                 (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any such Obligor; or

                 (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties.

         SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, all of which have been duly obtained or made and are in full force and effect. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Company will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         SECTION 7.5. Financial Information. The audited balance sheet of the Company and its Subsidiaries as at October 29, 1995, and the related statements of earnings and cash flow of the Company and its Subsidiaries, and the unaudited balance sheet of the

Company and its Subsidiaries as at July 28, 1996, and the related statements of earnings and cash flow of the Company and its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          SECTION 7.6. No Material Adverse Change. Since July 28, 1996, there has been no material adverse change in the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 7.7. Litigation, etc. There is no pending or, to the knowledge of the Company, threatened in writing litigation, action, or proceeding affecting the Company or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which in the reasonable opinion of management based on facts known to such management, is reasonably likely to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item
7.7 ("Litigation") of the Disclosure Schedule. Until the delivery of the updated Item 7.7 of the Disclosure Schedule required pursuant to subsection 8.1.6(b), the Company hereby represents and warrants that there have been no changes to Item 7.7 of the Disclosure Schedule (as defined in the Existing Agreement) as in effect immediately prior to the Effective Date which would have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 7.8. Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries

                 (a) which are identified in Item 7.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                 (b) which are permitted to have been acquired in accordance with Section 8.2.5 or Section 8.2.7.

         SECTION 7.9. Ownership of Properties. The Company and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3.

         SECTION 7.10. Taxes. The Company and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or any such taxes or charges which would not be reasonably likely to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 7.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, where the termination would be reasonably likely to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Company nor any member of the Controlled Group has any contingent liability with respect to any postretirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA or any liability which would not be reasonably likely to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 7.12.    Environmental Warranties.  Except as set forth in
Item 7.12 ("Environmental Matters") of the Disclosure Schedule as of the Effective Date:

                 (a) all facilities and property (including, underlying groundwater) owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company and its Subsidiaries in material compliance with all environmental laws which would be reasonably likely to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries;

                 (b) no conditions exist at, on or under any property now or previously owned or leased by the Company and no action has been taken by the Company which would give rise to any liability under any Environmental Law which would be reasonably likely to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 7.13. Regulations G, U and X. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Less than 25% of the assets of the Company and its Subsidiaries consists of margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 7.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, as of the date thereof incomplete by omitting to state any material fact necessary to make such information not misleading. No representation that any plan or projection shall prove to be accurate shall have been deemed to have been made pursuant to this Section.


                                  ARTICLE VIII

                                   COVENANTS


         SECTION 8.1. Affirmative Covenants. The Company agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 8.1.

         SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Company will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                 (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Company;

                 (b) as soon as available and in any event within 95 days after the end of each Fiscal Year of the Company, a copy of the annual audit report for such Fiscal Year for the Company and its Subsidiaries, including therein a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent and the Majority Lenders, together with a statement to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

                 (c) at the same time as the financial statements referred to in Section 8.1.1(a) and (b) are delivered to the Agent, a certificate substantially in the form of Exhibit J, executed by the chief financial officer or treasurer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with all covenants, including the financial covenants set forth in Section 8.2.4;

                 (d) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 95 days after the end of each Fiscal Year, a Borrowing Base Certificate substantially in the form of Exhibit K, executed by the chief financial officer or treasurer of the Company, showing the Borrowing Base for such Fiscal Quarter or Fiscal Year;

                 (e) promptly after the occurrence of each Default, a statement of the chief financial officer or treasurer of the Company setting forth details of such Default and the action which the Company has taken and proposes to take with respect thereto;

                 (f) promptly after (i) the occurrence of any materially adverse development with respect to any litigation, action or proceeding described in Section 7.7 or (ii) the commencement of any litigation, action, proceeding of the type described in Section 7.7, notice thereof and if requested by a Lender copies of all documentation relating thereto;

                 (g) promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its securityholders as such, and all reports and registration statements which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, including but not limited to, the annual report, Forms 10K and 10Q, and the proxy statement of the Company;

                 (h) immediately upon becoming aware of the institution of any steps by the Company or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                 (i) within 95 days after the end of each Fiscal Year, the financial plan of the Company for the following Fiscal Year; and

                 (j) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

         SECTION 8.1.2. Compliance with Laws, etc. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                 (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                 (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

to the extent that noncompliance therewith would be reasonably likely to have a materially adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 8.1.3. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, that the Company and its Subsidiaries may maintain a system or systems of self-insurance provided that such self-insurance is in accord with the customary practices of reputable corporations similarly situated and adequate reserves are maintained in connection with such self-insurance.

         SECTION 8.1.4. Books and Records. The Company will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Company hereby authorizes such independent public accountant to discuss the Company's financial matters with each Lender or its representatives whether or not any representative of the Company is present) and to examine (and, after Default at the expense of the Company, photocopy extracts from) any of its books or other corporate records. The Company shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section after the occurrence of, and during the continuance of, an Event of Default.

         SECTION 8.1.5. Environmental Covenant. The Company will, and will cause each of its Subsidiaries to (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith to the extent that any non-compliance or failure to keep in effect would be reasonably likely to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries.

         SECTION 8.1.6 Additional Documentation. As soon as available, but in no event later than 30 days after the Effective Date, the Company will deliver to the Agent (with copies for each

Lender) the following:

                 (a) Resolutions, etc., of Tascor Incorporated. A Certificate from the Secretary or Assistant Secretary of Tascor Incorporated as to

                          (i) resolutions of such Obligor's Board of Directors then in full force and effect authorizing or ratifying the execution, delivery and performance of the Guaranty; and

                          (ii) the incumbency and signatures of those of such Obligor's officers authorized to act with respect to the Guaranty.

                 (b) Disclosure Schedule. An update of Item 7.7 ("Litigation") of the Disclosure Schedule, to be accurate as of the date of delivery.

         SECTION 8.2. Negative Covenants. The Company agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 8.2.

         SECTION 8.2.1. Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

         SECTION 8.2.2. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a) Indebtedness in respect of the Loans, Reimbursement Obligations and other Obligations;

                 (b) Indebtedness existing as of the Effective Date which is identified in Item 8.2.2(b) ("Ongoing Indebtedness") of the Disclosure Schedule;

                 (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                 (d)      Indebtedness in respect of Capitalized Lease
         Liabilities;

                 (e) Indebtedness of the Company's Subsidiaries owing to the Company or another Subsidiary and unsecured Indebtedness of the Company owing to its Subsidiaries;

                 (f)      Subordinated Debt;

                 (g) Secured Indebtedness within the limitations set forth in Section 8.2.3;

                 (h) other unsecured Indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed $40,000,000; and

                 (i) guaranties of the obligations of officers, directors or employees of the Company or any Affiliate, which are limited in the stated maximum dollar exposure, in favor of financial institutions extending loans to such officers, directors and employees in connection with financing their purchase of the capital stock of the Company.

provided, however, that no Indebtedness otherwise permitted by clause (d), (e),
(f), (h), or (i) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 8.2.3. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets. whether now owned or hereafter acquired, except:

                 (a) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause
         (b) of Section 8.2.2;

                 (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (e) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (d) of Section 8.2.2;

                 (f) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                 (g) Liens in favor of General Electric Capital Corporation on the termination costs specified in that certain Service Contract, dated September 21, 1993, between Tascor Incorporated and United Parcel Service General Services Company;

                 (h) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions of record as to the use of real properties which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries or materially impair the value of such property (determined on the basis of the book value of such property);

                 (i) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

                 (j) Liens existing on fixed assets of any business entity then owning such fixed assets or equipment at the time such entity becomes a Subsidiary, provided, that (i) the Lien shall attach solely to the fixed assets or equipment of such Subsidiary, and (ii) all Indebtedness secured by such Liens shall have been assumed by the Company or such Subsidiary within the applicable limitations provided in Sections 8.2.2 and 8.2.4(b);

                 (k) Liens incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets or equipment useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets or equipment at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets or equipment, whether or not such existing Liens were given to secure the payment of the purchase price of fixed assets or equipment to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided, that (i) the Lien shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Sections 8.2.2 and 8.2.4(b), and (iv) all such Indebtedness shall be payable in equal monthly, quarterly, semiannual or annual installments of principal and interest not callable at the lender's option for reasons unrelated to the creditworthiness of the Company or such Subsidiary, the destruction of the collateral for such Indebtedness or other events customarily included as events of default in such financings;

                 (l) Liens in favor of any Person on termination costs, substantially similar to those specified in the contract described in
         Section 8.2.3(g), up to a maximum aggregate amount of $5,000,000; and

                 (m) Liens in favor of a lessor leasing equipment to the Company or any Subsidiary arising in connection with such lessor's financing of the Company's or such Subsidiary's purchase/put of such previously leased equipment at the end of the lease term or otherwise, such Indebtedness not to exceed in the aggregate $10,000,000 during the term of this Agreement and in compliance with the restrictions in
         Section 8.2.2. (The Agent and the Lenders acknowledge that the lessor may file protective Uniform Commercial Code financing statements in connection with such transaction.)

         SECTION 8.2.4.   Financial Condition.

                 (a) Consolidated Net Worth. From August 31, 1994, the Company will at all times keep and maintain a Consolidated Net Worth of not less than $47,000,000; provided, that commencing November 1, 1995 and for each Fiscal Year thereafter, the amount of the Company's Consolidated Net Worth shall be an amount not less than the sum of (i) the Company's Consolidated Net Worth for the immediately prior Fiscal Year required pursuant to this Section 8.2.4, plus (ii) an amount equal to 60% of the Company's Consolidated Net Income (if positive) for such prior Fiscal Year; provided, further, however, the Company's Consolidated Net Worth shall be increased in each fiscal year by the amount of proceeds (less reasonable and customary expenses) from August 31, 1994 received by the Company from the public sale of any original issue capital stock of the Company in such Fiscal Year.

                 (b) Funded Debt Ratio. The Company will not permit the ratio of the sum of (i) Consolidated Funded Debt, plus (ii) Letter of Credit Obligations (to the extent not included in Funded Debt) to the sum of Net Income Available for Fixed Charges minus Rentals for the four consecutive Fiscal Quarters determined as of the last day of the Fiscal Quarter immediately preceding the date of determination hereunder to be greater than 3.5 to 1.0.

                 (c) Fixed Charge Coverage Ratio. The Company will not permit the ratio of the sum of Net Income Available for Fixed Charges less Capital Expenditures to Fixed Charges to be less than 1.5:1 for the immediately preceding four consecutive Fiscal Quarters (determined as of the last day of the Fiscal Quarter immediately preceding the date of determination hereunder).

                 (d) Leverage Ratio. The Company will not permit the ratio of Consolidated Total Liabilities to Consolidated Net Worth to exceed 3.0 to 1.0 at any time.

                 (e) Current Ratio. The Company will not permit the Current Ratio to be less than 1.20:1.

         SECTION 8.2.5. Investments. The Company will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                 (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, or within 180 days thereafter, will become a Subsidiary; provided, however, if any such Person becomes a Significant Subsidiary, then within 90 days thereafter, it shall execute and deliver to the Agent (i) a Joinder Agreement (with sufficient copies for each Lender) and (ii) documents of the type referred to in Section 6.1.1;

                 (b) Investments in commercial paper, notes, bonds and preferred stock issued by a corporation that, at the time of acquisition of such securities by the Company or any Subsidiary, has outstanding senior securities rated the equivalent of "A-2" or "P-2" or better by Standard & Poor's, Moody's or another nationally recognized credit rating agency of similar standing; provided, that the Company and any Subsidiary may invest in obligations generally described in this subsection (b) of or issued by any Lender;

                 (c) Investments in tax exempt obligations and taxable municipal obligations which at the time of acquisition by the Company or any Subsidiary are rated the equivalent of "A" or better by Standard & Poor's, Moody's or another nationally recognized credit rating agency of similar standing;

                 (d) Investments in direct obligations of the United States of America, or any agency thereof, maturing in twelve months or less from the date of acquisition thereof or any repurchase agreement in respect of the foregoing issued by a member bank of the Federal Reserve System whose long term debt securities are rated as described in subsection (b) above;

                 (e) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $50,000,000;

                 (f) (i) loans to officers or directors of the Company in an aggregate amount not exceeding $5,000,000, or (ii) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary, or (iii) loans made directly by the Company to, or guaranties of loans or advances made by financial institutions to, officers, directors or employees of the Company or any Affiliate secured by the capital stock of the Company and the proceeds of which are used to purchase capital stock of the Company, or (iv) notes from officers, directors or employees of the Company or any Affiliate acquired after default by such employee, director or employee upon the loans described in clause (iii) and previously guaranteed by the Company in compliance with this subsection (f);

                 (g) accounts in the ordinary course of business of the Company and its Subsidiaries;

                 (h) Investments made by the Company in connection with the acquisition of an office complex which includes the Company's headquarters; and

                 (i) other Investments (in addition to those permitted by the foregoing provisions of this Section 8.2.5); provided, that the aggregate amount of all such other Investments at any time owned by the Company and its Subsidiaries shall not exceed an amount equal to 30% of Consolidated Net Worth.

         In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.2.5, such Investments shall be taken at the original cost thereof, without allowance for any subsequent writeoffs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Section 8.2.5, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         SECTION 8.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

                 (a) the Company will not declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company); and

                 (b) the Company will not directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock except (i) the redemption of stock prior to the date hereof in connection with the Stock Redemption Agreement between Norrell Corporation and the ServiceMaster Company Limited Partnership dated February 11, 1994,
         (ii) the transfer of stock pursuant to the cancellation of the Common Stock Purchase Agreement by and between Norrell Corporation and International Business Machines Corporation dated May 4, 1992 at a cost to the Company not in excess of $19.75 per share for 580,947 shares, and (iii) redemptions or purchases from Norrell Associates not in excess of $2,500,000 in any Fiscal Year; and

                  (c) the Company will not, and will not permit any of its Subsidiaries to

                          (1) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                          (2) redeem, purchase or defease, any Subordinated Debt; and

                 (d) the Company will not make any other payment or distribution, either directly or indirectly or through any subsidiary, in respect of its capital stock or Subordinated Debt;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights, or options, and all such other distributions being herein collectively called "Restricted Payments"); provided, that the Company may make Restricted Payments if after giving effect to any such Restricted Payment (i) the aggregate amount (not including any redemptions or purchases specifically permitted under clause (b) above) of such Restricted Payments made since November 1, 1993, does not exceed 40% of the Company's Consolidated Net Income for the period since November 1, 1993 and
(ii) no Default or Event of Default shall exist and be continuing at the time of such Restricted Payment or after giving effect thereto. The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

         For the purposes of this Section, the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

         SECTION 8.2.7. Consolidation, Merger, etc. The Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division thereof) except

                 (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary; and

                 (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Company or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, the stock of any Person, or acquire such Person by merger, provided that (i) prior to making any Significant Acquisition (as defined below), the Company shall have delivered to the Agent and the Lenders the most recent audited financial statements of the target of such Acquisition (or, if no such audited financial statements exist, the most recent unaudited financial statements of such target prepared in accordance with GAAP); (ii) prior to making any Significant

         Acquisition, the Company shall have provided to the Agent and the Lenders pro forma financial statements of the Company and its Subsidiaries giving effect to such Acquisition; (iii) at the time of any Significant Acquisition, the Company shall have furnished to the Agent and the Lenders a certificate of the chief financial officer of the Company showing pro forma compliance with the covenants set forth in Section 8.2.4 after giving effect to such Acquisition and stating that after giving effect to such Acquisition, no Default shall have occurred and be continuing; and (iv) without the consent of all the Lenders, neither the Company nor any Subsidiary shall make any Acquisition unless it has been consented to by the Board of Directors of the Person that is the target thereof; and provided, further, that within 90 days after the consummation of any Acquisition, if the Person so acquired is a Significant Subsidiary, such Person shall execute and deliver to the Agent (i) a Joinder Agreement (with sufficient copies for each Lender) and (ii) documents of the type referred to in Section 6.1.1. For purposes of this Section 8.2.7(b), a "Significant Acquisition" means (x) in the case of a purchase of assets or stock, an Acquisition in which the aggregate consideration paid is in excess of $5,000,000 and (y) in the case of an Acquisition by merger, an Acquisition in which the aggregate book value of the assets of the target of such Acquisition exceeds $5,000,000.

         SECTION 8.2.8. Asset Dispositions, etc. (a) The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including account receivable and capital stock of Subsidiaries) to any Person, (i) unless such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business; (ii) except for any sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) except for sales or other dispositions of assets in arm's length transactions which sales or other dispositions in any Fiscal Year do not involve assets recorded on the books of the Company in excess of $5,000,000; and (iv) sales, transfers, leases, contributions and conveyances between the Company and any Subsidiary or between Subsidiaries.

                 (b) Notwithstanding the foregoing the Company may sell Accounts of the Company or the Subsidiaries, or any undivided interest or other interest therein, for cash in arm's-length transactions, at a purchase price determined by the Company's Board of Directors in good faith to be not less than the fair value of the Accounts or interest in Accounts sold, which satisfy each of the following conditions:

                          (i)       The purchaser shall have no recourse to the

         Company or its Subsidiaries arising out of uncollectibility of the Accounts so sold; provided, that the foregoing provisions shall not apply to, and the Company and/or Subsidiaries may provide the purchaser of such Accounts or interest in Accounts with, warranties and indemnifications as to the following matters:

                          (A) the due organization and qualification and the corporate power of the Company and/or Subsidiaries to sell such Accounts;

                          (B) the fact that the sale of such Accounts by the Company and/or Subsidiaries has been duly authorized, is valid and does not contravene any other agreement;

                          (C) the accuracy of information with respect to the form, amount and terms of such Accounts and the obligors thereunder;

                          (D) the title of the Company or the Subsidiaries, as applicable;

                          (E) the due perfection and priority of the purchaser's interest in such Accounts and related collateral;

                          (F) the validity and enforceability of such Accounts, free of defenses or claims;

                          (G) the absence of a current payment default with respect to such Accounts;

                          (H) compliance with the provisions of the purchase agreement governing the selection of the Accounts to be sold;

                          (I)     compliance of such Accounts with all
                          applicable laws; and

                          (J) other matters for which warranties and indemnifications are customary in private transactions of this type.

                          (ii)    Neither the Company nor any Subsidiary
                 shall have any ongoing obligations to the purchaser under any purchase agreement, other than obligations to sell Accounts and obligations relating to (A) the collection of such Accounts, remittance of collections and other administrative functions, (B) ordinary rebates, refunds and adjustments, (C) regular adjustments of the purchase price of such Accounts, or payments of fees, or both, to reflect changes in the cost of financing of the Company and/or Subsidiaries, (D) payment of customary commitment fees and costs and expenses relating to the sale of such Accounts, (E) payment of taxes (including penalties and interest thereon) which may be asserted in respect of the sale of such Accounts or the transactions which are the subject of such Accounts (excluding taxes based on or measured by profits or income, imposed by the federal government or the state (or political subdivisions thereof) where the principal office of the purchaser is located), together with the reasonable costs and expenses of defending any claims in respect of any such taxes,
                 (F) protection of the purchaser's rights in respect of such Accounts, and (G) other matters for which warranties and indemnifications are customary in private transactions of this type.

                          (iii) There shall be no hold back of any part of the purchase price of the Accounts or interest in Accounts to be sold under any purchase agreement in excess of the greater of (A) 15% of the aggregate purchase price, (B) five times the historical ratio of losses and liquidations with respect to the Accounts (or the Accounts so sold or in which an interest is sold) and (C) five times the largest aggregate unpaid balance of Accounts owed by any one obligor and its affiliates. If such purchase agreement permits a hold back, such purchase agreement may permit the purchaser to charge a hold back for matters with respect to which the Company and/or Subsidiary may not provide warranties or indemnifications pursuant to clause (i) above or have ongoing obligations pursuant to clause (ii) above.

                          (iv) The selection of Accounts shall be either on a random basis or on such other basis as shall result in a selection of Accounts reasonably representative of the Accounts in the pool from which they are selected.

                          (v) At the time of each such sale of Accounts, no event shall have occurred and be continuing or would result from such sale which constitutes a Default.

                          (vi) The Company and/or Subsidiary shall have provided the Agent with twenty (20) Business Days' prior written notice of its intent to enter a transaction described in this Section 8.2.8(b).

                          (vii) The Agent shall have received an opinion of counsel satisfactory to it (on which the Agent, Co-Agent and the Lenders shall be entitled to rely) to the effect that such transaction constitutes a sale of such Accounts to such purchaser by the Company and/or Subsidiaries and, therefore, such would not be the property of the Company and/or Subsidiaries in the event of a filing of an application for relief by or against the Company and/or Subsidiaries under any laws relating to bankruptcy or insolvency, or the purchaser of such Account agrees that it shall not institute against, or join any other Person in instituting against, the Company and/or Subsidiaries any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Commitment Termination Date.

         SECTION 8.2.9. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

         SECTION 9.1.1. Non-Payment of Obligations. (a) The Company shall default in the payment or prepayment when due of any principal of any Loan; or
(b) the Company shall default in the payment when due of any Reimbursement Obligation, any interest on any Loan, any fee or any other Obligation (and such default shall continue unremedied for a period of five days).

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Company or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Company or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article
VI) is or shall be incorrect when made in any material respect.

         SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Company shall default in the due performance and observance of any of its obligations under Section 8.2.

         SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. The Company shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Company by the Agent or any Lender.

         SECTION 9.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Company or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 9.1.6. Judgments. Any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Company or any of its Subsidiaries and either

                 (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                 (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

                 (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

                 (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 9.1.8. Control of the Company. Any Change in Control shall occur.

         SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Company or any of its Significant Subsidiaries shall

                 (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Significant Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that the Company and each Significant Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their rights under the Loan Documents;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Significant Subsidiaries, and, if any such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Company and each Significant Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                 (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 9.1.10. Impairment of Security, etc. (a) Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or (b) the Company, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

         SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clause (a), (b), (c) or (d) of Section 9.1.9 shall occur with respect to the Company, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clause (a), (b), (c) or (d) of Section 9.1.9 with respect to the Company) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Majority Lenders, shall (a) by notice to the Company declare all or any portion of the outstanding principal amount of the Loans, the Reimbursement Obligations and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans, the Reimbursement Obligations and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate, and (b) (i) by notice to the beneficiaries of outstanding Letters of Credit, accelerate the Drawings under such Letters of Credit and/or (ii) by notice to the Company require the Company to deposit with the Agent into a collateral account an amount equal to the aggregate undrawn face amount of outstanding Letters of Credit.


                                   ARTICLE X

                                   THE AGENT

         SECTION 10.1.    Appointment and Authorization.   (a) Each Lender
hereby irrevocably (subject to Section 10.9) appoints the Agent and the Co-Agent and designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                 (b) The Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuer with respect thereto; provided, however, that the Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuer.

         SECTION 10.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in-fact that it selects with reasonable care.

         SECTION 10.3.    Liability of Agent.  None of the Agent-Related
Persons shall (i) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any of the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document other than the Agent to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         SECTION 10.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, written statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document not expressly delegated to the Agent under a Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         SECTION 10.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         SECTION 10.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         SECTION 10.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities (as defined in Section 11.4) resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         SECTION 10.8. Agent in Individual Capacity. BofA and SunTrust Bank, Atlanta, and their respective Lender Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent and SunTrust Bank, Atlanta, were not the Co-Agent hereunder and without notice to or consent (except as otherwise required hereby) of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA and SunTrust Bank, Atlanta or their respective Lender Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BAI shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent, and the terms "Lender" and "Lenders" include BAI in its individual capacity.

         SECTION 10.9. Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' prior written notice to the Lenders and the Company. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.3 and 11.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Lenders, if BofA or any of its Lender Affiliates is an Issuer, unless BofA or any Lender Affiliate of BofA acting as Issuer shall also be simultaneously replaced as Issuer, pursuant to documentation in form and substance reasonably satisfactory to BofA and any such Lender Affiliate.

         SECTION 10.10. Withholding Tax. (a) If any Lender is a Foreign Lender and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Company, to deliver to the Agent and the Company:

                 (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                 (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                 (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                 (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection
         (a) of this Section are not delivered to the Agent, then the Company and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                 (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Foreign Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Company and the Agent fully for all amounts paid, directly or indirectly, by the Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Company under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent. Nothing in this Section
         10.10 shall require the Company to pay any additional interest as a result of any withholding requirement.

         SECTION 10.11.   Co-Agent.  The Co-Agent shall have no
responsibilities, duties or obligations under this Agreement or any other Loan Document except in its capacity as a Lender or an Issuer.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Majority Lenders; provided, however, that no such amendment, modification or waiver which would:

                 (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

                 (b) modify this Section 11.1, change the definition of "Majority Lenders", increase any Commitment Amount or the

         Percentage of any Lender, reduce any fees described in Article III, or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

                 (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan;

                 (d) release the Guaranty shall be effective without the consent of each Lender and each holder of a Note;

                 (e) affect adversely the interests, rights or obligations of the Issuer qua the Issuer shall be made without the consent of the Issuer; or

                 (f) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent or the Co-Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or the Co-Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number as follows:

The Company:                  Norrell Corporation
                              3535 Piedmont Road, N.E.
                              Atlanta, Georgia 30305
                              Facsimile No.: (404) 240-3416
                              Attention: Madison F. Cole, Jr.

The Lenders:                  Their respective addresses set forth
                              in Schedule II

The Agent:                    All Notices Pursuant to Articles II,
                              III, IV and V:

                              Bank of America National Trust
                               and Savings Association
                              1455 Market Street - 12th Floor
                              San Francisco, California 94103
                              Facsimile: (415) 436-2700
                              Attention: Agency Administrative
                                             Services #5596

                              All Other Notices:

                              Bank of America National Trust
                                and Savings Association
                              1230 Peachtree Street, N.E.
                              Suite 3800
                              Atlanta, Georgia 30309
                              Facsimile:  (404) 249-6938
                              Attention:  Michael J. McKenney

or as set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and other communications shall, (a) if mailed and properly addressed with postage prepaid, be deemed received 72 hours after such communication is deposited in the mails, (b) if properly addressed and sent by courier service for overnight deliver, be deemed received one Business Day after delivery to the courier service for overnight delivery, and (c) if properly addressed and transmitted by facsimile, be deemed given when transmitted.

         SECTION 11.3.    Costs and Expenses.  The Company shall:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within 30 Business Days after demand for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

                 (b) pay or reimburse the Agent and each Lender within 30 Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).

         SECTION 11.4. Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         SECTION 11.5. Survival. The obligations of the Company under Sections 4.5, 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.7, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                 (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                 (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this
Section 11.11.

         SECTION 11.11.1.  Assignments. Any Lender,

                 (a) with the written consents of the Company and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Company, shall be deemed to have been given in the absence of a written notice delivered by the Company to the Agent, on or before the fifth Business Day after receipt by the Company of such Lender's request for consent, stating, in reasonable detail, the reasons why the Company proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

                 (b) with notice to the Company and the Agent, but without the consent of the Company or the Agent, may assign and delegate to any of its Lender Affiliates

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participation interests in Letters of Credit and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, participation interests in Letters of Credit and Commitments) in a minimum aggregate amount of $10,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 5.6 and further, provided, however, that, the Company, the Agent and the Co-Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                 (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Company and the Agent by such Lender and such Assignee Lender,

                 (d) such Assignee Lender shall have executed and delivered to the Company and the Agent a Lender Assignment Agreement, accepted by the Agent, and

                 (e) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Company shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement Committed Loan Note in the principal amount of the Commitment retained by the assignor Lender hereunder (such Committed Loan Note to be in exchange for, but not in payment of, the Committed Loan Note then held by such assignor Lender). Such Committed Loan Note shall be dated the date of the predecessor Committed Loan Note. The assignor Lender shall mark the predecessor Committed Loan Note exchanged and deliver it to the Company. Accrued interest on that part of the Loans transferred to the Assignee Lender, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the Loans, if any, retained by the assignor Lender shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000. Any attempted assignment and delegation not made in accordance with this Section
11.11.1 shall be null and void.

         SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                 (a) no participation or sub-participation contemplated in this Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document.

                 (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                 (c) the Company and the Agent and the Co-Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                 (d) no Participant, unless such Participant is a Lender Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause
         (b) or (c) of Section 11.1, and

                 (e) the Company shall not be required to pay any amount under Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Company acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.7, 5.8, 11.3 and 11.4, shall be considered a Lender; provided, however, the Company shall have no greater obligation to make payments to any such Participant under any such Section than it would have had to have made to the Lender from which the Participant had purchased the participation.

         SECTION 11.12. Other Transactions.Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE COMPANY MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS.THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              NORRELL CORPORATION


                              By /s/ Madison F. Cole, Jr.
                                ------------------------------------------
                                Title: Vice President & Treasurer


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as Agent


                              By /s/ Michael J. McKenney
                                ------------------------------------------
                                Title: Vice President


                              SUNTRUST BANK, ATLANTA, as Co-Agent


                              By /s/ Kevin S. MacDonald
                                ------------------------------------------
                                Title: Assistant Vice President

The Lenders:

Percentage:
45%                           BANK OF AMERICA ILLINOIS


                              By /s/ Michael J. McKenney
                                ------------------------------------------
                                Title: Vice President


27.5%                         SUNTRUST BANK, ATLANTA


                              By /s/ Kevin S. MacDonald
                                ------------------------------------------
                                Title: Assistant Vice President


27.5%                         FIRST UNION NATIONAL BANK OF
                              GEORGIA


                              By /s/ Mayla M. Thom
                                ------------------------------------------
                                Title: Vice President





                                      S-2